UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge, United Kingdom (Address of principal executive offices)	CB2 0AA (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares of 25¢ each	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

AstraZeneca PLC (“AstraZeneca” or, the “Registrant”) is filing this Form 8-A with the Securities and Exchange Commission (the “SEC”) in connection with the listing of AstraZeneca’s ordinary shares of 25¢ each (the “Ordinary Shares”) on the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

AstraZeneca hereby incorporates by reference the description of AstraZeneca’s Ordinary Shares under the caption “Ordinary Shares” included in Exhibit 2.1 to AstraZeneca’s Annual Report on Form 20-F for the year ended December 31, 2024 (File No. 001-11960), filed with the SEC on February 18, 2025 (the “2024 Annual Report”).

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement on Form 8-A because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 22, 2026	AstraZeneca PLC
(Registrant)

	By:	/s/ Matthew Bowden
		Name:	Matthew Bowden
		Title:	Company Secretary